EXHIBITS 5 and 23.1


March 28, 1997


United Bankshares, Inc.
300 United Center
500 Virginia Street
Charleston, West Virginia 25301

                      Re: Form S-8 Registration Statement

Gentlemen:

         This opinion is rendered in connection with the Form S-8 Registration Statement (the "Registration Statement") filed by United Bankshares, Inc. (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 600,000 shares of common stock of Registrant, $2.50 par value ("Common Stock") issuable in connection with Registrant's 1996 Incentive Stock Option Plan (the "1996 Plan"), all as set forth in the Registration Statement.

         We are of the opinion that if all the conditions set forth in the 1996 Plan are satisfied, the Common Stock, when issued in connection with terms set forth therein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of Registrant.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                       Very truly yours,

                                       BOWLES RICE McDAVID GRAFF & LOVE

                                       By   /s/ Deborah A. Sink
                                            ___________________________
                                            Deborah A. Sink



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